EXHIBIT 99.1

Adesto Technologies Reports Third Quarter 2018 Financial Results

Achieves Sixth Consecutive Quarter of More Than 30% Year-Over-Year Revenue Growth, Driving Margin Improvement & Expanded EBITDA

SANTA CLARA, Calif, Nov. 07, 2018 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ: IOTS), a leading provider of innovative application-specific semiconductors and embedded systems for the IoT era, today announced financial results for its third quarter ended September 30, 2018.

Third Quarter and Recent Highlights:

  Revenue increased to $21.9 million, including $1.9 million of revenue contribution from Echelon Corporation (“Echelon”)
  GAAP gross margin was 43.7% and non-GAAP gross margin was 45.7%, an increase from non-GAAP gross margin of 43.0% in the second quarter
  GAAP operating expenses were $17.0 million and non-GAAP operating expenses were $10.2 million
  Adjusted EBITDA was a positive $0.5 million, an increase from $0.1 million in the second quarter
  Closed acquisition of Echelon on September 14, 2018

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “Revenue in the third quarter grew 32% year-over-year and 10% sequentially, excluding the revenue contribution from Echelon, and represents our sixth consecutive quarter of above-30% growth. Non-GAAP gross margin increased 270 basis points sequentially as expected and we achieved $0.5 million of positive adjusted EBITDA. We also successfully closed the Echelon acquisition and have begun the integration process.  We are well on track to meet our goal of realizing more than 50% of the $6 to $8 million of cost synergies in the fourth quarter that we identified as part of the acquisition.

“Also during the quarter, we continued to make great progress on expanding our sales opportunities within our ASIC Division (formed through the acquisition of S3 Semiconductors), almost doubling our project pipeline as we continue to engage with both S3semi’s client base as well as Adesto’s memory customers. Moreover, the addition of Echelon’s products and technologies further increases our content opportunities and served available market for the industrial IoT market by offering customers a powerful system and solutions approach.

“Together, these acquisitions have transformed Adesto from an applications-specific memory supplier to a provider of highly-differentiated semiconductors and systems focused on IoT.  We have expanded our revenue opportunities and gross margin profile, enhanced our channel and customer base, improved profitability as well as expanded and strengthened relationships with our leading industrial customers. We are very excited about the future outlook for the consolidated company and expect continued strong growth in the fourth quarter.”

Third Quarter 2018 Results
Revenue in the third quarter of 2018 was $21.9 million, which includes approximately $1.9 million of revenue contribution from Echelon, compared to $15.2 million in the third quarter of 2017 and $18.2 million in the previous quarter.

GAAP gross margin in the third quarter was 43.7%, compared to 49.0% in the third quarter of 2017 and 42.7% in the previous quarter. Non-GAAP gross margin for the third quarter was 45.7% compared to 49.2% in the third quarter of 2017 and 43.0% in the previous quarter.

GAAP operating expenses in the third quarter of 2018 were $17.0 million compared to $8.3 million in the third quarter of 2017 and $11.7 million last quarter. On a non-GAAP basis, operating expenses in the third quarter were $10.2 million, compared to $6.9 million in the year-ago quarter and $8.3 million in the prior quarter.

GAAP net loss in the third quarter of 2018 was $8.4 million, or ($0.30) per share, compared to a net loss of $1.0 million, or ($0.05) per share, in the third quarter of 2017 and a net loss of $5.1 million or ($0.24) per share, in the previous quarter.

On a non-GAAP basis, the net loss for the third quarter of 2018 was $1.2 million, or ($0.04) per diluted share, which excludes $5.9 million of acquisition-related expenses, $0.9 million of stock-based compensation expense and $0.4 million for an inventory valuation adjustment. This compares to non-GAAP net income of $0.4 million, or $0.02 per diluted share, in the third quarter of 2017 and a net loss of $1.6 million, or ($0.08) per diluted share, last quarter.

Adjusted EBITDA for the third quarter of 2018 was a positive $0.5 million compared to a positive $0.9 million in the third quarter of 2017 and a positive $0.1 million in the previous quarter.

A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Business Outlook
For the fourth quarter of 2018, the Company expects revenue to increase to a range between $27.0 million and $30.0 million. GAAP gross margin is expected to be between 41% and 44% and non-GAAP gross margin between 47% and 50%. GAAP operating expenses are expected to range between $15.8 million and $17.8 million, or $13.0 million and $15.0 million on a non-GAAP basis, which excludes approximately $1.0 million in stock-based compensation expense and $1.8 million in amortization of acquisition-related intangible assets.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its third quarter 2018 financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 1997356. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Wednesday, November 14, 2018 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The confirmation code is 1997356.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross profit and non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Acquisition-related expenses.  We have excluded the effect of acquisition-related expenses from our non-GAAP financial measures. Acquisition-related expenses are not factored into our evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to the Company's core operations. Adjustments of these items provide investors with a basis to compare our performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:
    Amortization of acquisition-related intangible assets, which include acquired intangible assets such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.
    Acquisition-related costs such as legal, accounting and other professional or consulting fees directly related to an acquisition.
  Inventory step-up related to acquisition accounting. In connection with our Echelon acquisition, accounting rules require us to adjust various balance sheet accounts, including inventory, to fair value at the time of the acquisition. This expense is part of costs of sales. We exclude the amortization expense relating to the step up in fair value of our inventory to arrive at our non-GAAP measures as we believe it does not reflect the performance of our ongoing operations.

Our non-GAAP financial measures are described as follows:

  Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP net income (loss) is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and acquisition-related expenses. Non-GAAP net income (loss) per share is non-GAAP net income (loss) divided by weighted average shares outstanding and, if dilutive, incremental shares based upon the conversion of outstanding stock options, restricted stock units and warrants. Non-GAAP gross profit. Non-GAAP gross profit is GAAP gross profit as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and inventory step up related to acquisition accounting.
  Non-GAAP gross profit.  Non-GAAP gross profit is GAAP gross profit as reported in our condensed, consolidated statements of operations, excluding the impact of stock-based compensation expense and inventory step-up related to acquisition accounting.
  Non-GAAP operating expense. Non-GAAP operating expenses are GAAP operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and acquisition-related expenses.
  Adjusted EBITDA is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net income (loss) as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of innovative application-specific semiconductors and embedded systems for the IoT era. The company’s technology is used by more than 2,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things. See: www.adestotech.com.

Follow Adesto on Twitter.

Forward Looking Statements
The quotes of our Chief Executive Officer in this release regarding our expansion opportunities, product mix impacts on our gross margins, expanding our sales opportunities within our ASIC Division, the integration of Echelon Corporation and the expected synergies and benefits to Adesto and its customers, stockholders and investors from integrating Echelon Corporation and S3 Semiconductors, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: the businesses of the Company, Echelon and S3 Semiconductors may not be combined successfully, or such combinations may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of S3 Semiconductors and Echelon products will not be as high as anticipated; the expected growth opportunities from the acquisitions may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisitions, including adverse effects on ability to retain key personnel, may be greater than expected; and the risk that the Company may incur unanticipated or unknown losses or liabilities in the acquisition. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins;  our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including those discussed in the section captioned “Risk Factors” contained in an exhibit to our Current Report on Form 10-Q for the period ended June 30, 2018 and filed with the SEC on August 9, 2018, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of Wednesday, November 7, 2018, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 7, 2018 press release, or to reflect the occurrence of unanticipated events.

Adesto Technologies and the Adesto logo are trademarks of Adesto Technologies in the United States and other regions. All other trademarks are property of their respective owners.

Adesto Technologies Media Contact:
Jen Bernier-Santarini
+1-650-336-4222
press@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
+1-949-224-3874
sheltonir@sheltongroup.com

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$13,273	$30,078
Short-term investments	1,275	-
Accounts receivable, net	24,706	8,668
Inventories	17,541	5,814
Prepaid expenses	1,853	993
Other current assets	1,971	52
Total current assets	60,619	45,605
Property and equipment, net	8,729	7,183
Intangible assets, net	38,013	7,102
Other non-current assets	1,594	900
Goodwill	38,640	22
Total assets	$147,595	$60,812
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	16,316	7,075
Accrued compensation and benefits	3,701	2,614
Accrued expenses and other current liabilities	6,969	2,359
Earn-out liability, current	9,997	-
Price adjustments and other revenue reserves	5,202	-
Line of credit, current	-	1,500
Term loan, current	-	926
Total current liabilities	42,185	14,474
Term loan, non-current	29,433	10,908
Earn-out liability, non-current	3,208	-
Other non-current liabilities	580	75
Deferred rent, non-current	2,063	2,404
Deferred tax liability, non-current	1,797	1
Total liabilities	79,266	27,862

Stockholders' equity:
Common stock	3	2
Additional paid-in capital	183,087	133,087
Accumulated other comprehensive loss	(360)	(295)
Accumulated deficit	(114,401)	(99,844)
Total stockholders' equity	68,329	32,950
Total liabilities and stockholders' equity	$147,595	$60,812

	ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue, net	$21,927	$15,239	$55,412	$39,958
Cost of revenue	12,344	7,773	30,885	20,215
Gross profit	9,583	7,466	24,527	19,743
Operating expenses:
Research and development	5,620	3,606	13,706	10,653
Sales and marketing	4,256	2,897	10,623	8,408
General and administrative	7,130	1,761	12,484	5,569
Total operating expenses	17,006	8,264	36,813	24,630
Loss from operations	(7,423)	(798)	(12,286)	(4,887)
Other income (expense):
Interest expense, net	(1,046)	(170)	(2,368)	(581)
Other income (expense), net	8	(12)	17	2
Total other income (expense), net	(1,038)	(182)	(2,351)	(579)
Loss before provision for (benefit from) income taxes	(8,461)	(980)	(14,637)	(5,466)
Provision for (benefit from) income taxes	(64)	17	(80)	57
Net loss	$(8,397)	$(997)	$(14,557)	$(5,523)

Net loss per share:
Basic and diluted	$(0.30)	$(0.05)	$(0.61)	$(0.31)
Weighted average number of shares used in computing
net loss per share:
Basic and diluted	28,171,952	21,058,635	23,717,727	17,701,230

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

GAAP gross profit	$9,583	$7,466	$24,527	$19,743
Stock-based compensation expense	56	35	129	86
Inventory step-up related to acquisition accounting	371	-	371	-
Non-GAAP gross profit	$10,010	$7,501	$25,027	$19,829

GAAP research and development expenses	$5,620	$3,606	$13,706	$10,653
Stock-based compensation expense	(356)	(373)	(786)	(937)
Acquisition-related expenses	(323)	(121)	(567)	(364)
Non-GAAP research and development expenses	$4,941	$3,112	$12,353	$9,352

GAAP sales and marketing expenses	$4,256	$2,897	$10,623	$8,408
Stock-based compensation expense	(180)	(239)	(456)	(621)
Acquisition-related expenses	(763)	(188)	(1,472)	(563)
Non-GAAP sales and marketing expenses	$3,313	$2,470	$8,695	$7,224

GAAP general and administrative expenses	$7,130	$1,761	$12,484	$5,569
Stock-based compensation expense	(348)	(420)	(732)	(1,229)
Acquisition-related expenses	(4,828)	-	(6,873)	-
Non-GAAP general and administrative expenses	$1,954	$1,341	$4,879	$4,340

GAAP operating expenses	$17,006	$8,264	$36,813	$24,630
Stock-based compensation expense	(884)	(1,032)	(1,974)	(2,787)
Acquisition-related expenses	(5,914)	(309)	(8,912)	(927)
Non-GAAP operating expenses	$10,208	$6,923	$25,927	$20,916

GAAP loss from operations	$(7,423)	$(798)	$(12,286)	$(4,887)
Stock-based compensation expense	940	1,067	2,103	2,873
Acquisition-related expenses	5,914	309	8,912	927
Inventory step-up related to acquisition accounting	371	-	371	-
Non-GAAP income (loss) from operations	$(198)	$578	$(900)	$(1,087)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(8,397)	$(997)	$(14,557)	$(5,523)
Stock-based compensation expense	940	1,067	2,103	2,873
Acquisition-related expenses	5,914	309	8,912	927
Inventory step-up related to acquisition accounting	371	-	371	-
Non-GAAP net income (loss)	(1,172)	379	(3,171)	(1,723)
Interest expense	1,083	182	2,436	611
Provision for (benefit from) income taxes	(64)	17	(80)	57
Depreciation and amortization	625	360	1,687	1,004
Adjusted EBITDA	$472	$938	$872	$(51)

Non-GAAP diluted net income (loss) per share	($0.04)	$0.02	($0.13)	($0.10)

Weighted-average number of shares used in calculatingnon-GAAP basic net income (loss) per share	28,171,952	21,058,635	23,717,727	17,701,230

Incremental shares upon conversion of stock options, restricted stock units and warrants	-	963,798	-	-

Weighted average number of shares used in calculating non-GAAP diluted net income (loss) per share	28,171,952	22,022,433	23,717,727	17,701,230